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                                                                    EXHIBIT 99.3


                             NISOURCE FINANCE CORP.

               INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY
                TRUST COMPANY PARTICIPANT FROM BENEFICIAL OWNER
                                      FOR
                             OFFER TO EXCHANGE ITS

    7 1/2% EXCHANGE NOTES DUE 2003 FOR ITS OUTSTANDING 7 1/2% NOTES DUE 2003

    7 5/8% EXCHANGE NOTES DUE 2005 FOR ITS OUTSTANDING 7 5/8% NOTES DUE 2005

    7 7/8% EXCHANGE NOTES DUE 2010 FOR ITS OUTSTANDING 7 7/8% NOTES DUE 2010


                   IN EACH CASE UNCONDITIONALLY GUARANTEED BY



                                 NISOURCE INC.


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
    TIME, ON            , 2001, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE
   WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:


     The undersigned hereby acknowledges receipt of the Prospectus dated
       , 2001 (the "Prospectus") of NiSource Inc., a Delaware corporation ("NiSource"), and NiSource Finance Corp., an Indiana corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute NiSource's and the Company's offer (the "Exchange Offer") to exchange the Company's 7 1/2% exchange notes due 2003, 7 5/8% exchange notes due 2005 and 7 7/8% exchange notes due 2010 (the "Exchange Notes") for all of its outstanding 7 1/2% notes due 2003, 7 5/8% notes due 2005 and 7 7/8% notes due 2010 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.


     This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

            $               of the 7 1/2% notes due 2003
            $               of the 7 5/8% notes due 2005
            $               of the 7 7/8% notes due 2010

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):


          [ ] To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED (IF LESS THAN ALL)):


            $               7 1/2% notes due 2003
            $               7 5/8% notes due 2005
            $               7 7/8% notes due 2010

          [ ] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.
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     If the undersigned instructs you to tender any Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is not an "affiliate" of NiSource or NiSource Finance, (ii) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. NiSource or NiSource Finance may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to NiSource (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Outstanding Notes to be exchanged in the Exchange Offer. By tendering Outstanding Notes pursuant to the Exchange Offer, a holder of Outstanding Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Outstanding Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

                                   SIGN HERE

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                          Name of beneficial owner(s)

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                                  Signature(s)

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                             Name(s) (please print)

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                                   (Address)

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                               (Telephone Number)

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              (Taxpayer Identification or Social Security Number)

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                                      Date

 [ ]Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.